UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 9, 2014

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 9, 2014, AvalonBay Communities, Inc. (the “Company”) priced the public offering of 4,500,000 shares of its common stock, all of which were offered in connection with the Forward Sale Confirmation (as defined below).  Goldman, Sachs & Co. (in such capacity, the “Underwriter”) acted as the underwriter for the offering. The Company expects to close the offering on September 12, 2014. The Underwriter has a 30-day option to purchase up to an additional 675,000 shares of the Company’s common stock (the “Option to Purchase Additional Shares”).

In connection with the sale of the shares of its common stock, the Company entered into a Forward Sale Confirmation (the “Forward Sale Confirmation”) with Goldman, Sachs & Co. (in such capacity, the “Forward Purchaser”) with respect to the 4,500,000 shares of the Company’s common stock covered by the offering. The Forward Purchaser borrowed from third parties and sold to the public 4,500,000 shares of the Company’s common stock through the Underwriter pursuant to an underwriting agreement (the “Underwriting Agreement”) dated September 9, 2014, by and among the Company, Goldman, Sachs & Co. as Forward Purchaser and Goldman, Sachs & Co. as Underwriter. If the Option to Purchase Additional Shares is exercised, the Company may elect, in its sole discretion but subject to certain conditions, to fulfill its obligation under the Option to Purchase Additional Shares by issuing such additional shares of common stock directly to the Underwriter or, in the alternative, the Company may elect that such additional shares of common stock shall be sold by the Forward Purchaser or its affiliate to the Underwriter (in which case the Company will enter into an additional forward sale confirmation with the Forward Purchaser in respect of the number of shares that are subject to the Option to Purchase Additional Shares).

Pursuant to the terms of the Forward Sale Confirmation, and subject to the Company’s right to elect cash or net share settlement, the Company intends to issue and sell, upon physical settlement of such Forward Sale Confirmation, 4,500,000 shares of its common stock to the Forward Purchaser (assuming no exercise of the Option to Purchase Additional Shares).  The Company expects to physically settle the Forward Sale Confirmation in full, which settlement will occur on one or more dates no later than September 8, 2015.

The foregoing description of the Underwriting Agreement and Forward Sale Confirmation are qualified in their respective entirety by the terms and conditions of the Underwriting Confirmation and Forward Sale Confirmation, which are filed as Exhibits 1.1 and 1.2 hereto, respectively, and are incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements, which you can identify by the Company’s use of words such as “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters, are based on the Company’s expectations, forecasts and assumptions at the time of this report, which may not be realized and involve risks and uncertainties that cannot be predicted accurately or that might not be anticipated. These could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Risks and uncertainties that might cause such differences include the following, among others: the Company for reasons not foreseen at this time may elect not to physically settle the forward sale. Additional discussions of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 under the heading  “Risk Factors” and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements” and in subsequent quarterly reports on Form 10-Q. The Company does not undertake a duty to update forward-looking statements.

ITEM 9.01           Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated September 9, 2014 among AvalonBay Communities, Inc., Goldman, Sachs & Co. as underwriter, and Goldman, Sachs & Co. as forward purchaser.
1.2	Forward Sale Confirmation dated September 9, 2014 between AvalonBay Communities, Inc. and Goldman, Sachs & Co.
5.1	Legality opinion of Goodwin Procter LLP.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: September 12, 2014	By:	/s/ Kevin P. O’Shea
Name: Kevin P. O’Shea
Title: Chief Financial Officer